United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934,
                 February 1, 2008                        0-25053
        Date of Report (Date of earliest event reported)                       Commission File Number

THEGLOBE.COM, Inc.

(Exact name of registrant as specified in its charter)
             Delaware                                   14-1782422
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)
(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. ("theglobe" or the “Company”) that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to whether or not the proposed Transaction, as described below, will be consummated. No definitive agreement has been entered into and even if one is executed in the future, the anticipated conditions to closing of such an agreement, some of which are specified below, may not be satisfied. Our ability to curtail or reduce expenses also involves many risks and uncertainties. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Items 1.01.

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT; DISPOSITION OF ASSETS OF THE COMPANY

On February 1, 2008 the Company announced that it has entered into a letter of intent to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue 269 million shares of its common stock, to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Transaction”).

As part of the purchase consideration for the Transaction, Mr. Egan and certain of his affiliates will exchange and surrender all of their right, title and interest to secured convertible promissory notes in the aggregate principal amount of approximately $4.7 million, accrued and unpaid interest thereon, as well as outstanding rent and miscellaneous fees due and unpaid to Mr. Egan affiliates, which amounts collectively equal approximately $6.0 million.

In addition, The Registry Management Company will pay an earn-out to theglobe.com equal to 10% (subject to certain minimums) of The Registry Management Company’s net revenue derived from “.travel” names registered by the Company through May 5, 2015. The net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1.3 million, bringing the total consideration to approximately $7.3 million.

The transaction is subject to the negotiation and closing of a definitive purchase agreement, receipt of an independent fairness opinion, and shareholder approval. The Transaction is expected to close no earlier than the second quarter of 2007.

Item 9.01. Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1
Letter of Intent Agreement dated as of February 1, 2008 by and among Registry Management Company, LLC, Tralliance Corporation, and theglobe.com, inc. with respect to a potential acquisition of substantially all of the business and net assets of Tralliance Corporation (including Exhibit A, Tralliance Corporation Term Sheet and related Schedule A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2008           theglobe.com, inc.

By: /s/ Edward A. Cespedes
Edward Cespedes, President